Exhibit 10.1

PATHEON N.V.

SHAREHOLDERS’ AGREEMENT

Dated as of July 20, 2016

TABLE OF CONTENTS

		Page
Article I

CERTAIN DEFINITIONS
Section 1.01	Definitions	2
Section 1.02	Index of Defined Terms	5
Section 1.03	Interpretation	7
Article II

REPRESENTATIONS AND WARRANTIES AND COVENANTS
Section 2.01	Representations and Warranties of the Company	8
Section 2.02	Representations and Warranties of the Shareholders	9
Article III

GOVERNANCE
Section 3.01	Composition of the Board	10
Section 3.02	Committees of the Board	13
Section 3.03	Removal	13
Section 3.04	Vacancies	13
Section 3.05	Voting Agreement	14
Section 3.06	Obligations of Directors and Officers	14
Section 3.07	Compensation of Directors	14
Article IV

TRANSFER
Section 4.01	General	15
Section 4.02	Compliance with Securities Laws	15
Section 4.03	Transfers Not in Compliance	16
Section 4.04	Tag-Along Rights	16
Section 4.05	Permitted Distributions	19

i

ii

SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of July 20, 2016, is made and entered into by and among Patheon N.V., a Dutch public limited liability company (the “Company”), JLL Patheon Co-Investment Fund, L.P., a Cayman Islands exempted limited partnership (“JLL”), Koninklijke DSM N.V., a Dutch public limited company (“DSM”) JLL/Delta Patheon Holdings, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), Patheon Holdco Coöperatief U.A., a Dutch cooperative with excluded liability (“Holdco Coop”), JLL Associates V (Patheon), L.P., a Cayman Islands exempted limited partnership (“JLL Associates V”), JLL Partners Fund V (New Patheon), L.P., a Cayman Islands exempted limited partnership (“JLL Fund V”), and JLL Partners Fund VI (Patheon), L.P., a Cayman Islands exempted limited partnership (“JLL Fund VI”) (JLL, DSM, the Partnership, Holdco Coop, JLL Associates V, JLL Fund V, JLL Fund VI and any other shareholder of the Company who may hereafter become a signatory to this Agreement each being referred to herein as a “Shareholder” and collectively being referred to herein as the “Shareholders”).

RECITALS

WHEREAS, the Company is currently contemplating an underwritten initial public offering of its Common Stock (as defined herein);

WHEREAS, immediately prior to the consummation of the IPO (as defined herein), the Partnership shall cause the distribution of, and shall distribute to its limited partners, including JLL and DSM, all of the Common Stock previously held by the Partnership or its Subsidiaries (such transactions, collectively, the “Distributions”) other than the Common Stock which constitute Delayed Distributions for the benefit of certain holders of Management Units (each as defined in the Fifth Amended and Restated Agreement of Exempted Limited Partnership of the Partnership, dated March 29, 2016 (as the same may be amended from time to time, the “Partnership Agreement”));

WHEREAS, after giving effect to the Distributions but prior to giving effect to any sale of shares by DSM in connection with the IPO, as of the Effective Date (as defined herein), the Shareholders shall own the Common Stock set forth opposite their respective names on Schedule I;

WHEREAS, in connection with the foregoing, the Company and each Shareholder desire to enter into this Agreement to memorialize certain agreements of the parties as to the governance of the Company and certain other matters related to the Company, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01     Definitions.  For purposes of this Agreement, terms defined in the preamble, recitals and other Sections of this Agreement shall have the meanings set forth therein, and the following terms shall have the following meanings:

(a)          The term “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b)          The term “Affiliated Entities” means, with respect to each Shareholder bound by the terms of this Agreement, (i) any Affiliate of such Shareholder, which, for the avoidance of doubt, shall not include (x) any limited partners of any partnership that is solely a limited partner of JLL or (y) any investment partnership or similar Person sponsored, managed or advised by JLL Partners, Inc., a Delaware corporation (“JLL Partners”), excluding JLL Fund VI, and any other limited partners of JLL as of June 24, 2014; or (ii) in the event of the dissolution, liquidation or winding up of any Shareholder that is a corporation, a limited liability company or a partnership, a successor partnership all of the partners of which, a successor limited liability company all of the members of which, or a successor corporation all of the shareholders of which, are the Persons who were the partners of such partnership, the members of such limited liability company or the shareholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Shareholder.  If the Shareholder is an individual, the term “Affiliated Entities” includes such Shareholder’s immediate Family.  Notwithstanding anything to the contrary herein, neither the Company nor the Partnership shall be deemed to be an Affiliated Entity of either JLL or DSM for purposes of this Agreement.

(c)          The term “Applicable Securities Exchange” means the New York Stock Exchange, the NASDAQ Stock Market, or any other national securities exchange which, at the time, is the principal exchange on which or through which Equity Securities of the Company are listed or traded.

(d)          The term “Board” means the Board of Directors of the Company.

(e)          The term “Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or Amsterdam, The Netherlands, are authorized or required to close.

(f)          The term “Common Stock” means ordinary shares in the capital of the Company, each with a nominal value of €0.01.

(g)          The term “Effective Date” means the consummation of the IPO.

(h)          The term “Equity Securities” shall mean, as applicable, (i) any capital stock (including, in the case of the Company, the Common Stock), partnership or membership interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests or other share capital or securities containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

(i)          The term “Exchange Act” means the United States Securities Exchange Act of 1934 and applicable rules and regulations thereunder, in each case, as amended.  Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

(j)          The term “Family” means, with respect to each Shareholder that is a natural person, as the case may be, such Shareholder’s spouse, parents, siblings, children (whether natural, step or by adoption), and grandchildren (whether natural, step or by adoption), or any trust or other legal entity the beneficiary of which is such Shareholder or such Shareholder’s spouse, parents, siblings, children (whether natural, step or by adoption), grandchildren (whether natural or by adoption), or their respective lineal descendants and which is controlled by such Shareholder (a trust or other legal entity shall be deemed to be controlled by a Shareholder if such Shareholder has the power to direct the disposition and voting of the Shares transferred to such trust or other legal entity).

(k)          The term “Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under, or any filing or other notice made to, any Governmental Entity or pursuant to any law.

(l)          The term “Governmental Entity” means the United States of America or any other nation, any state, territorial, local, municipality or other political subdivision thereof, or any entity, body, agency, tribunal, quasi-governmental entity, judicial or arbitral body, board, bureau, agency or instrumentality, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any executive official thereof.

(m)          The term “IPO” means the initial underwritten offering of Common Stock of the Company to the public pursuant to an effective registration statement under the Securities Act.

(n)          The term “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the seller thereof, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third Person of property under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person.

(o)          The term “Lock-Up Period” means the period ending one hundred eighty (180) days after the date of the prospectus relating to the IPO or such shorter period of time as the parties to any applicable lock-up agreement entered into relating to the IPO (the “Lock-Up Agreement”) shall agree.

(p)          The term “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a Governmental Entity.

(q)          The term “Registrable Securities” means, as of any date, with respect to any Shareholder, the Equity Securities of the Company that are held by such Shareholder on such date, including Equity Securities held by the Partnership or Holdco Coop on behalf of the Partnership, only to the extent such Equity Securities are no longer the subject of any forfeiture or vesting restrictions; provided that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement (other than a registration statement on Form S-8 or any successor form thereto) with respect to the sale or exchange of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) a registration statement on Form S-8 or any successor form thereto with respect to such securities shall have become effective under the Securities Act; (iii) such securities are eligible to be sold pursuant to Rule 144 under the Securities Act without restriction as to volume or manner of sale; (iv) such securities shall have been sold in a public offering conducted in any jurisdiction outside the United States; or (v) such securities (once issued) have ceased to be outstanding.

(r)          The term “SEC” means the U.S. Securities and Exchange Commission.

(s)          The term “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, in each case, as amended.  Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

(t)          The term “Shares” shall mean the Common Stock owned by each Shareholder on the Effective Date, as set forth opposite such Shareholder’s name on Schedule I attached hereto, and all additional Common Stock acquired by any Shareholder after the Effective Date not in contravention of the terms of this Agreement.

(u)          The term “Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, joint venture, association or other entity (other than a corporation), a majority of limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, joint venture, association or other entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, joint venture, association or other entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, joint venture, association or other entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

(v)          The term “Transfer” shall mean any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest or a participation therein, including through any swap, structured note or any derivative transaction of the economic interest therein (whether with or without consideration, whether voluntarily or involuntarily or by operation of law).  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” have correlative meanings.

Section 1.02     Index of Defined Terms.

Affiliate	2
Affiliated Entities	2
Agreement	1
Applicable Securities Exchange	2
Articles of Association	8
Board	2
Business Day	2
Chosen Courts	36
Common Stock	2
Company	1
Controlled Company	10
Corporate Opportunity Entities	34
Court of Chancery	36
Delaware Federal Court	36
Demand	19
Demand Participation Notice	19
Demand Registration	19
Demanding Holders	20
Demanding Shareholder	19
Distributions	1
DSM	1
DSM Director	10
Effective Date	2
Equity Securities	3
Exchange Act	3

Family	3
Governmental Authorization	3
Governmental Entity	3
Holdco Coop	1
Independent Director Designees	10
IPO	3
JLL	1
JLL Associates V	1
JLL Director	10
JLL Fund V	1
JLL Fund VI	1
JLL Partners	2
Latham & Watkins	33
Lien	3
Lock-Up Agreement	4
Lock-Up Period	4
Losses	31
Maximum Amount	16
Maximum Demand Number	21
Maximum Piggyback Number	22
Other Demand Rights	22
Other Demanding Sellers	22
Other Shareholder	11
Partnership	Preamble
Partnership Agreement	1
Person	4
Piggyback Notice	22
Piggyback Registration	22
Piggyback Sellers	22
Primary Offering	23
reasonable best efforts	12
Registrable Securities	4
Registration Expenses	30
SEC	4
Securities Act	4
Selling Shareholder	11
Shareholder	1
Shareholders	1
Shares	4
Skadden	33
Subsidiaries	4
Subsidiary	4
Tag-Along Holder	16
Tag-Along Notice	16
Tag-Along Right	17
Tag-Along Sale	16
Tag-Along Sale Percentage	16
Tag-Along Securities	16
Tag-Along Seller	16
Transfer	5
Transferee	5
Transferor	5
Transferred	5

Section 1.03     Interpretation.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)          the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)          words importing any gender shall include other genders;

(c)          words importing the singular only shall include the plural and vice versa;

(d)          the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)          the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)          references to “Articles,” “Sections,” “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules of or Exhibits to this Agreement;

(g)          the use of the words “or,” “either” and “any” shall not be exclusive;

(h)          wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(i)          references to “$” or “dollars” means the lawful currency of the United States of America;

(j)          references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)          the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 2.01     Representations and Warranties of the Company.  The Company represents and warrants to each Shareholder as follows as of the date of this Agreement:

(a)          Organization; Corporate Authority.  The Company is duly organized and validly existing under the laws of its jurisdiction of organization and has full corporate power and authority to execute, deliver and perform this Agreement;

(b)          Due Authorization.  This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

(c)          No Conflict.  The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a breach or default under (i) the amended and restated Articles of Association, as amended by the execution of a notarial deed on the Effective Date, of the Company (the “Articles of Association”), (ii) any judgment, order, or decree or statute, law, rule, or regulation of any Governmental Entity applicable to the Company, or (iii) any agreement to which the Company is a party or by which it or its property is bound;

(d)          Capitalization. As of the Effective Date, the authorized capital stock of the Company consists of 700,000,000 shares of Common Stock with a total nominal value of €7,000,000.  Except as provided in the Articles of Association, no other party is entitled to any registration or similar rights, or any preemptive, subscription or similar rights, with respect to any Equity Securities of the Company.  All of the Shares outstanding as of the Effective Date shall have been duly authorized and validly issued and, immediately after giving effect to the Distributions, shall be free and clear of all Liens, other than Liens arising under this Agreement, the Lock-Up Agreement and applicable federal or state securities laws, Liens arising by or on behalf of a Shareholder with respect to Shares held by such Shareholder and, in the case of Shares held by Holdco Coop on behalf of the Partnership, Liens arising under the Partnership Agreement.

(e)          Voting Agreements.  Except as provided herein, there is no voting trust, voting agreement or similar arrangement to which the Company is a party with respect to any of its Equity Securities or any of the other matters covered by this Agreement; and

(f)          Governmental Authorization.  No Governmental Authorization or other consent, approval or authorization of, or notice to, any other Person, is necessary on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance of this Agreement by the Company, except when such Governmental Authorization, consent, approval, authorization or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to perform its obligations hereunder.

Section 2.02     Representations and Warranties of the Shareholders.  Each Shareholder individually represents and warrants to each other Shareholder and the Company as follows as of the date of this Agreement (or, if later, as of the date such Shareholder becomes a party hereto):

(a)          Organization; Authority.  Such Shareholder (i) if not an individual, is duly organized and validly existing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement; and (ii) if an individual, is competent and has all requisite capacity to execute, deliver and perform this Agreement;

(b)          Due Authorization.  This Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

(c)          No Conflict.  The execution, delivery and performance of this Agreement by such Shareholder do not violate or conflict with or constitute a breach or default under (i) if such Shareholder is not an individual, such Shareholder’s organizational documents, (ii) any judgment, order, or decree or statute, law, rule, or regulation of any Governmental Entity applicable to such Shareholder, or (iii) any contract to which such Shareholder is a party or by which it or its property is bound, except when such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Shareholder’s ability to perform its obligations hereunder;

(d)          Ownership.  As of such date, such Shareholder has legal and record title to the Shares set forth opposite such Shareholder’s name on Schedule I after giving effect to the Distributions but prior to giving effect to any sale of shares by DSM in connection with the IPO, free and clear of all Liens imposed by or on behalf of such Shareholder (other than Liens arising under this Agreement, the Lock-Up Agreement and applicable federal or state securities laws, Liens arising by or on behalf of such Shareholder with respect to Shares held by such Shareholder and, in the case of Shares held by Holdco Coop on behalf of the Partnership, Liens arising under the Partnership Agreement), it being understood that the only Shares held by Holdco Coop on behalf of the Partnership constitute Delayed Distributions for the benefit of certain holders of Management Units (each as defined in the Partnership Agreement);

(e)          Governmental Authorization.  No Governmental Authorization or other consent, approval or authorization of, or notice to, any other Person, is necessary on the part of such Shareholder to perform its obligations hereunder or to authorize the execution, delivery and performance of this Agreement by such Shareholder, except when such Governmental Authorization, consent, approval, authorization or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Shareholder’s ability to perform its obligations hereunder; and

(f)          Voting Agreements.  Except as provided herein, there is no voting trust, voting agreement or similar arrangement to which such Shareholder is a party with respect to any of the Shares or any of the other matters covered by this Agreement.

ARTICLE III

GOVERNANCE

Section 3.01     Composition of the Board.

(a)          Controlled Company Director Designees.  As of the Effective Date, and for so long as the Company is a “controlled company” under the rules of the Applicable Securities Exchange (a “Controlled Company”), at each general meeting of the Company or any other meeting of the Company called for the purpose of electing directors during the term of this Agreement, or in any other circumstances upon which a vote or other approval with respect to the election of directors is sought, each Shareholder shall vote (or cause to be voted) the Shares held beneficially or of record by such Shareholder (and its Affiliated Entities) in favor of a Board consisting of twelve (12) directors, comprised of:

(i)          five (5) individuals designated by JLL for appointment as non-executive director of the Board, who may be independent directors as determined in accordance with the applicable rules of the Applicable Securities Exchange (each such director, a “JLL Director”), who initially shall be Paul S. Levy, Daniel Agroskin, Jeffrey P. McMullen, Gary Pisano and one individual to be identified by JLL;

(ii)         three (3) individuals designated by DSM for appointment as non-executive director of the Board, who may be independent directors as determined in accordance with the applicable rules of the Applicable Securities Exchange (each such director, a “DSM Director”), who initially shall be Stephan Tanda, Hugh Welsh and Philip Eykerman;

(iii)        the Chief Executive Officer of the Company, who initially shall be James Mullen; and

(iv)        three (3) individuals for appointment as non-executive director of the Board, who shall be independent directors (as determined in accordance with the applicable rules of the Applicable Securities Exchange) not affiliated with either JLL or DSM, who initially shall be William B. Hayes, Hans Peter Hasler and Pamela Daley, and thereafter who are nominated by the Board or any nominating committee thereof in accordance with applicable rules of the Applicable Securities Exchange (the “Independent Director Designees”);

provided, however, that if any time following the Effective Date, JLL and its Affiliated Entities, on the one hand, or DSM and its Affiliated Entities, on the other hand (the “Selling Shareholder”), Transfers a number of Shares such that it and its Affiliated Entities beneficially own a number of Common Stock that is at least 10% of the aggregate number of Common Stock owned by JLL, DSM and their respective Affiliated Entities less than the other Shareholder and its Affiliated Entities (the “Other Shareholder”), then (at the Other Shareholder’s sole election) the number of the Selling Shareholder’s designees set forth in Section 3.01(a)(i) or (ii), as applicable, will be decreased by one (1) and the number of the Other Shareholder’s designees will be increased by one (1); and such modification to the number of each Shareholder’s designees will be effected for each 10% relative difference in ownership of Common Stock between the Selling Shareholder and the Other Shareholder.

(b)          Director Designees Following Termination of Controlled Company Status.  At such time as the Company ceases to qualify as a Controlled Company, the Board shall be required to consist of a majority of independent directors as determined by, and in accordance with the time periods for compliance set forth under, the applicable rules of the Applicable Securities Exchange, and the Company shall use its reasonable best efforts, to the fullest extent permitted under applicable law, to cause to be nominated for election to the Board and elected to the Board the following designees:

(i)          Until the Shareholders and their respective Affiliated Entities collectively own less than twenty percent (20%) of the issued and outstanding Common Stock, three (3) designees (or, if the Board is comprised of more than twelve (12) directors, such greater number of designees that represent at least twenty-five percent (25%) of the then total number of directors constituting the Board), of which two (2) (or such greater number as is proportionate to such larger board) will be designated by whichever of JLL and its Affiliated Entities, on the one hand, or DSM and its Affiliated Entities, on the other hand, then beneficially owns a greater percentage of the issued and outstanding Common Stock, and one (1) (or such greater number as is proportionate to such larger board) will be designated by whichever of JLL and its Affiliated Entities, on the one hand, or DSM and its Affiliated Entities, on the other hand, then beneficially owns a smaller percentage of the issued and outstanding Common Stock; and

(ii)         until the Shareholders and their respective Affiliated Entities collectively own less than ten percent (10%) of the issued and outstanding Common Stock, two (2) designees, consisting of one (1) designee of each of JLL and DSM (it being understood that, in each case of this Section 3.01, each of JLL and DSM shall have the right to designate an independent director as its designee);

provided, however, that at such time as JLL and its Affiliated Entities, on the one hand, or DSM and its Affiliated Entities, on the other hand, own less than five percent (5%) of the issued and outstanding Common Stock, such party’s designees pursuant to this Section 3.01(b) shall be allocated to the other party, as the case may be.

(c)          Nominations.  The Company and each of the Shareholders shall use their respective reasonable best efforts, to the fullest extent permitted under applicable law, to cause to be nominated for election and to be elected or appointed, as the case may be, as directors of the Company a slate of directors consisting of individuals meeting the requirements of this Section 3.01.  For purposes of this Agreement, “reasonable best efforts” shall include, without limitation, voting (or causing to be voted) all Shares held beneficially or of record by such Shareholder (and its Affiliated Entities) in accordance with the terms hereof, at each general meeting of the Company or any other meeting of the Company called for the purpose of electing directors during the term of this Agreement, or in any other circumstances upon which a vote or other approval with respect to the election of directors is sought, as well as the Board of the Company nominating individuals meeting the requirements of this Section 3.01, in accordance with the terms hereof, at any applicable meetings of the Board.

(d)          Reduction in Number of Director Designees.  If at any time, the number of directors a Shareholder is entitled to designate is decreased in accordance with Section 3.01(a), such Shareholder shall use its reasonable best efforts to cause the applicable number of its designees to resign from the Board as promptly as practicable and, if needed, exercise all authority under applicable law to have such applicable number of designees removed from the Board, and to take all action to cause to be nominated for election and to be elected or appointed, as the case may be, as directors or temporary directors of the Company, the applicable number of the other party’s director designees as determined in accordance with Section 3.01(a) to serve for the remainder of the terms of such vacating directors.

(e)          Indemnification.  At the request of any director of the Company, the Company shall enter into an indemnification agreement, substantially in the form attached hereto as Exhibit A, with such person.

(f)          Subsidiary Boards.  To the extent requested by JLL or DSM the Company shall use its reasonable best efforts, to the fullest extent permitted under applicable law, (i) to cause the board of directors (or similar governing bodies) of each of the Company’s wholly owned Subsidiaries to be composed of the same individuals who constitute the Board and (ii) to the extent practicable, to cause the board of directors (or similar governing bodies) of each of the Company’s less than wholly owned Subsidiaries to be composed of the same individuals who constitute the Board, but in any event of clause (i) or (ii), to cause the board of directors of any such Subsidiary to include at least one (1) designee of each of JLL and DSM for so long as each of JLL and DSM, respectively, is entitled pursuant to this Agreement to designate at least one (1) director to the Board.

(g)          Classified Board.  From and after the Effective Date, the Board shall be comprised of three (3) classes of directors, each serving a staggered three (3) year term (with each class comprised, as nearly as possible, of an equal number of directors, including, as nearly as possible, a number of JLL Directors and DSM Directors equal to their respective proportionate share of the total number of designees to which JLL and DSM are then entitled).  As of the Effective Date, each director of the Company shall be assigned to a class and shall serve for a term expiring at the end of the annual general meeting of shareholders of the Company held in the first, second or third year following the Effective Date, subject to any earlier resignation or removal in accordance with the terms of this Agreement and the Articles of Association.

(h)          Chairman of the Board.  For so long as JLL and its Affiliated Entities collectively own at least twenty percent (20%) of the issued and outstanding Common Stock, the Company and each of the Shareholders shall use their respective reasonable best efforts, to the fullest extent permitted under applicable law, to cause the Chairman of the Board to be Paul S. Levy, or such other member of the Board designated by JLL, provided such individual has agreed to so serve.  For so long as the Company is a Controlled Company, the Chairman of the Board shall be entitled to cast a decisive vote on all matters presented to the Board that result in a tied vote on the Board.  For so long as (i) JLL and its Affiliated Entities collectively own less than twenty percent (20%) of the issued and outstanding Common Stock and (ii) DSM and its Affiliated Entities collectively own at least twenty percent (20%) of the issued and outstanding Common Stock, each of the Shareholders shall use their respective reasonable best efforts, to the fullest extent permitted under applicable law, to cause the Chairman of the Board to be an member of the Board designated by DSM, provided such individual has agreed to so serve.

Section 3.02     Committees of the Board.  The Board may designate one or more committees and delegate thereto such power and authority as is permitted by law and is set forth in the resolutions creating any such committee.  Subject to the applicable rules of the Applicable Securities Exchange at such time, the Company shall use its reasonable best efforts, to the fullest extent permitted under applicable law, to cause each such committee to consist of a number of JLL Directors and DSM Directors proportional to the number of JLL Directors and DSM Directors then members of the full Board, but in any event to include at least one (1) JLL Director and one (1) DSM Director for so long as each of JLL and DSM, respectively, is entitled pursuant to this Agreement to designate at least one (1) director to the Board.

Section 3.03     Removal.  No Shareholder shall take any action in its capacity as a shareholder of the Company to cause the removal of any director designated by any other Shareholder without the consent of such Shareholder that had designated such director.  Notwithstanding the foregoing, upon the request of any Shareholder having the right to designate one or more members of the Board pursuant to Section 3.01, which request shall be made in writing to each other Shareholder, each Shareholder receiving such a request shall use its reasonable best efforts and exercise all authority under applicable law to cause any or all of the designees of the requesting Shareholder to be removed from the Board, as and to the extent requested by the requesting Shareholder.

Section 3.04     Vacancies.  If at any time a vacancy is created on the Board by reason of the death, removal or resignation of any director who was designated by any Shareholder pursuant to Section 3.01 (other than a vacancy arising from a Shareholder’s loss of a director designation right in accordance with Section 3.01(b)), the Company and the Shareholders shall, as soon as practicable, use their respective reasonable best efforts, to the fullest extent permitted under applicable law, to cause the election of the individual designated to fill such vacancy by the applicable Shareholder in order to fill such vacancy for the unexpired term of the director whom such individual is replacing.

Section 3.05     Voting Agreement.

(a)          Each Shareholder agrees that, during the term of this Agreement, (i) such Shareholder shall be present, in person or represented by proxy, at all general meetings of the Company for the election of directors, so that all Shares held beneficially or of record by such Shareholder shall be counted for the purpose of determining the presence of a quorum for the election of directors at such meetings, (ii) such Shareholder shall vote, or act by written consent with respect to, all Shares held beneficially or of record by such Shareholder for the election of the nominees for the Board nominated by the Board, so long as such nominees consist of individuals meeting the requirements of this Article III, and (iii) such Shareholder shall vote, or act by written consent with respect to, all Shares held beneficially or of record by such Shareholder in favor of any action or proposal that has been approved by the Board and which requires approval of the general meeting of the Company in accordance with article 2:107a(1) of the Dutch Civil Code, as the same may be amended, modified or replaced from time to time.

(b)          The Company and each of the Shareholders shall, during the term of this Agreement, use their respective reasonable best efforts, to the fullest extent permitted under applicable law, to ensure the Articles of Association and the Company's Board Rules are consistent with, and to take such other actions as are necessary to satisfy, the requirements of this Article III.

(c)          Except as specifically set forth in Section 3.05 above, each Shareholder shall be entitled to vote its Common Stock on all matters as such Shareholder deems fit.

(d)          The Partnership shall, and each of JLL and DSM shall, to the fullest extent permitted under applicable law, cause the general partner of the Partnership or any applicable subsidiary of the Partnership, including Holdco Coop, to, vote all of the Common Stock (including any Shares which constitute Delayed Distributions for the benefit of certain holders of Management Units (each as defined in the Partnership Agreement)) held beneficially or of record by the Partnership or Holdco Coop, in its capacity as a Shareholder as set forth in Section 3.05(a) above and on such matters, other than those set forth in Section 3.05(a) above, as directed by JLL and DSM respectively, in accordance with their and their respective Affiliated Entities’ proportional ownership of the Company as of the record date for such vote; provided, however, that this Section 3.05 shall cease to apply to the parties in the event that either JLL and its Affiliates or DSM and its Affiliates, in either case own less than seven and one-half percent (7.5%) of the issued and outstanding shares of Common Stock.

Section 3.06     Obligations of Directors and Officers.  Nothing in this Agreement shall be deemed to limit or restrict any director or officer of the Company from exercising his or her fiduciary duties and responsibilities under applicable law; it being agreed and understood that this Agreement shall apply to each Shareholder solely in his or its capacity as a shareholder of the Company and shall not apply to the actions, judgments, or decisions of any individual designated by such Shareholder to be a director of the Company in his or her capacity as a director.

Section 3.07     Compensation of Directors.  Employees of JLL, DSM or their respective Affiliates, in each case, who are serving as directors of the Company, shall not receive any salary or other compensation from the Company or its Subsidiaries for their service as directors.  The Company shall reimburse, or cause to be reimbursed, each director for reasonable travel and other incidental expenses incurred by such director in connection with such director’s service on the Board, on any committee of the Board and on the board of directors (or similar governing body) of each of the Company’s Subsidiaries, as applicable.  The foregoing notwithstanding, nothing contained in this Section 3.07 shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation for such service.

ARTICLE IV

TRANSFER

Section 4.01     General.  Following the expiration of the Lock-Up Period, a Shareholder may Transfer, directly or indirectly, any Equity Securities of the Company held by such Shareholder in accordance with the terms of this Agreement; provided, however, that prior to any such Transfer of Equity Securities of the Company to an Affiliated Entity, the Affiliated Entity to whom the Equity Securities of the Company are being Transferred shall, as a condition precedent to such Transfer, agree in writing (in a form acceptable to each of JLL and DSM) to take such Equity Securities subject to, and to comply with, all of the provisions of this Agreement, a copy of which agreement shall be filed with the Secretary of the Company and shall include the name and address of the Person to whom such Equity Securities are being Transferred to which notices hereunder shall be sent.  Each Shareholder agrees that it shall provide the Board with no less than five (5) Business Days’ prior written notice of any proposed Transfer of Equity Securities of the Company.  The parties hereto acknowledge and agree that the rights of JLL and DSM to designate directors pursuant to Section 3.01 and to exercise a Demand pursuant to Section 5.01 shall not be transferrable other than in connection with the Transfer of Equity Securities of the Company by JLL or DSM to one or more of its Affiliated Entities (or, subsequent to such initial Transfer, by one of its Affiliated Entities to another of its Affiliated Entities); provided that such transfer of rights (but not Equity Securities) shall cease to be effective, and such rights shall immediately revert to the transferor, without any action by any Person, upon such transferee ceasing to be an Affiliated Entity of the transferor.

Section 4.02     Compliance with Securities Laws.  Each Shareholder agrees that any Transfer of Equity Securities of the Company permitted hereunder and engaged in by such Shareholder shall be required to comply with all federal and state securities laws and any securities laws of The Netherlands applicable to such transaction.  At the request of the Company, the transferring Shareholder shall deliver to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the general counsel of the Company, to the effect that the Transfer satisfies this Section 4.02.  Each book entry position or certificate representing Shares issued to a Shareholder shall bear a notation or legend on the reverse side thereof substantially in the following form in addition to any other legend as required by applicable law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

THIS SECURITY MAY BE SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF JULY 20, 2016 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Section 4.03     Transfers Not in Compliance.  Any purported or attempted Transfer of Equity Securities of the Company by a Shareholder that does not comply with this Agreement shall be void ab initio and the purported Transferee or successor by operation of law shall not be deemed to be a shareholder of the Company for any purpose and shall not be entitled to any of the rights of a shareholder, including the right to vote such Equity Securities or to receive a certificate for such Equity Securities or any dividends or other distribution on or with respect to such Equity Securities.

Section 4.04     Tag-Along Rights.

(a)          If JLL or its Affiliated Entities, on the one hand, or DSM or its Affiliated Entities, on the other hand (such proposed Transferor, the “Tag-Along Seller”) proposes to Transfer, directly or indirectly (including pursuant to a merger), in one transaction or a series of related transactions, Common Stock or other Equity Securities of the Company (“Tag-Along Securities”) constituting an aggregate of more than one percent (1%) of the Common Stock or other Equity Securities of the Company issued and outstanding at such time to any Person (the “Tag-Along Sale”), then the Tag-Along Seller shall, at least fifteen (15) Business Days prior to any such proposed Transfer, furnish a written notice (the “Tag-Along Notice”) to the other Shareholders (including the Partnership, with respect to any Common Stock then held by the Partnership that are no longer the subject of any forfeiture or vesting restrictions and may be sold in accordance with the Partnership Agreement) at the address of each such other Shareholder set forth herein (such person entitled to notice from the Tag-Along Seller, a “Tag-Along Holder”).  The Tag-Along Notice shall include:

(i)     (A) the number of Tag-Along Securities proposed to be sold in the Tag-Along Sale, (B) the aggregate purchase price (and per Tag-Along Security purchase price) proposed to be paid in the Tag-Along Sale, (C) the fraction expressed as a percentage determined by dividing (x) the aggregate number of Tag-Along Securities proposed to be included in a Tag-Along Sale by the Tag-Along Seller and its Affiliated Entities by (y) the total number of Tag-Along Securities held by such Tag-Along Seller and its Affiliated Entities (the “Tag-Along Sale Percentage”), (D) the maximum number of Tag-Along Securities that may be sold by such Tag-Along Holder (or, if the Tag-Along Sale Percentage is equal to 100%, the amount of the aggregate purchase price that is allocable to such Tag-Along Holder (determined by multiplying (i) the per-Tag-Along Security purchase price by (ii) the maximum number of Tag-Along Securities that may be sold by such Tag-Along Holder)) (such maximum number or maximum amount, the “Maximum Amount”), (E) the name and address of the proposed purchaser, (F) any other material terms offered by such purchaser, (G) if known, the proposed Transfer date, and (H) a representation that the proposed purchaser has been informed of the Tag-Along Holders’ rights under this Section 4.04; and

(ii)    an invitation to each Tag-Along Holder to make an offer to include in the proposed Tag-Along Sale to the proposed purchaser a number of Tag-Along Securities not to exceed the Maximum Amount on equivalent terms and conditions and for the applicable portion of the aggregate purchase price to be given and paid to the Tag-Along Seller (the “Tag-Along Right”), provided, however, that Tag-Along Securities may not include any Equity Securities that remain subject to forfeiture or vesting restrictions at the time the Tag-Along Notice is delivered in accordance with this Section 4.04(a).

(b)          Each Tag-Along Holder shall have ten (10) Business Days following receipt of the Tag-Along Notice to exercise the Tag-Along Right provided pursuant to this Section 4.04 by giving written notice to the Tag-Along Seller (with a copy to the Company) indicating whether such Tag-Along Holder desires to exercise, in whole or in part, its Tag-Along Right and specifying the number (or aggregate value) of Tag-Along Securities to be sold by such Tag-Along Holder in the Tag-Along Sale.

(c)          Conditions to Tag-Along Sale.  The rights and obligations of each Tag-Along Holder pursuant to this Section 4.04 are subject to the satisfaction of the following conditions:

(i)     A Tag-Along Holder who participates in a Tag-Along Sale shall agree to make the same representations, warranties, covenants, and agreements in connection with a Tag-Along Sale as the Tag-Along Seller; provided that (A) no such Tag-Along Holder shall be required, subject to Section 4.04(c)(i)(C) and Section 4.04(c)(ii) below, to provide indemnities, and no such Tag-Along Holder shall be required to make any representations and warranties about the business of the Company or its Subsidiaries and will not be required to provide any new non-competition or non-solicitation agreement; (B) no such Tag-Along Holder shall be liable for the breach of any representation, warranty or covenant made by any other Tag-Along Holder or the Tag-Along Seller; and (C) notwithstanding anything in this Section 4.04 to the contrary, any liability relating to representations, warranties and covenants (and related indemnities) and other indemnification obligations entered into in connection with the Tag-Along Sale shall be shared by all Tag-Along Holders who elect to sell Tag-Along Securities and the Tag-Along Seller pro rata based on their respective gross proceeds to be received in respect of Tag-Along Securities Transferred in the Tag-Along Sale (except with respect to representations and warranties or covenants or indemnities as to any specific Shareholder, for which only such Shareholder shall be responsible) and in any event shall not exceed the total proceeds actually received by such Tag-Along Holder as consideration for its Tag-Along Securities in such Tag-Along Sale.  Each Tag-Along Holder participating in such Tag-Along Sale and the Tag-Along Seller will be responsible for its proportionate share of the costs of the proposed Tag-Along Sale incurred for the benefit of the Tag-Along Seller and all participating Tag-Along Holders to the extent not paid or reimbursed by the proposed purchaser or the Company; provided that no Tag-Along Holder shall be required to pay (x) any expenses incurred individually by any other Tag-Along Holder or any of the Tag-Along Seller for its own benefit or (y) any portion of a break-up or termination fee payable in connection with such Tag-Along Sale.

(ii)    In the event that the Tag-Along Seller is required to provide representations, warranties or indemnities in connection with the Tag-Along Sale (other than representations, warranties or indemnities concerning the Tag-Along Seller’s valid ownership of its Tag-Along Securities free of all Liens, the Tag-Along Seller’s authority, power and right to enter into and consummate the sale without violating any other agreement, and the Tag-Along Seller’s due execution and delivery of the documents related to the sale and the enforceability of such documents) and the Tag-Along Seller is required to indemnify the proposed purchaser in such Tag-Along Sale, then each Tag-Along Holder shall indemnify the Tag-Along Seller (or shall provide the same indemnity as the Tag-Along Seller to the proposed purchaser in the Tag-Along Sale) to the extent of the lesser of (A) its pro rata share of such indemnification payments (based upon the total consideration received by such Tag-Along Holder divided by the total consideration received by all sellers in such Tag-Along Sale) and (B) the total proceeds actually received by such Tag-Along Holder as consideration for its Tag-Along Securities in such Tag-Along Sale.  In any such event, such liability shall be several and not joint with any other Person.

(d)          For the avoidance of doubt and notwithstanding anything to the contrary herein, the requirements of this Section 4.04 shall not apply (i) to Transfers to an Affiliated Entity in accordance with the terms hereof, (ii) to any offering or sale of Equity Securities pursuant to Article V hereof, or (iii) to any distribution of Equity Securities in accordance with Section 4.05 hereof.  For the avoidance of doubt and notwithstanding anything to the contrary herein, the requirements of this Section 4.04 shall apply to Transfers of Equity Securities of the Company to the Company or the Partnership or any of their respective Subsidiaries.

(e)          If a Tag-Along Holder exercises its Tag-Along Rights under this Section 4.04, (i) the Tag-Along Seller shall use commercially reasonable efforts to cause the closing of the purchase of the Tag-Along Securities with respect to which such rights have been exercised to take place concurrently with the closing of the sale of the Tag-Along Seller’s Tag-Along Securities; and (ii) such Tag-Along Holder shall use reasonable best efforts to secure any Governmental Authorization required to be obtained by such Tag-Along Holder and shall provide any information that may be needed from such Tag-Along Holder in connection therewith, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are necessary or appropriate in order to consummate the sale of such Tag-Along Holder’s Tag-Along Securities in the Tag-Along Sale.

(f)          If the proposed purchaser elects to purchase only such aggregate number of Tag-Along Securities as originally agreed with the Tag-Along Seller, then the number of Tag-Along Securities to be sold by the Tag-Along Seller and all Tag-Along Holders electing to participate in the Tag-Along Sale shall be reduced pro rata to such aggregate number.  In the event that no Tag-Along Holders exercise their rights to participate in a Tag-Along Sale, the Tag-Along Seller shall have sixty (60) days from the date of such Tag-Along Notice to consummate the transaction on terms, including price, no more favorable to the Tag-Along Seller than those set forth in the Tag-Along Notice (provided that such transaction includes the sale of that number of Tag-Along Securities proposed to be sold by the Tag-Along Seller in the Tag-Along Notice) without being required to provide an additional Tag-Along Notice to the Tag-Along Holders.  Any Tag-Along Securities not sold within such period of sixty (60) days shall continue to be subject to the requirements of this Section 4.04.

Section 4.05     Permitted Distributions.  Notwithstanding anything to the contrary in this Agreement or the Partnership Agreement, each of JLL and its Affiliated Entities that is a partnership shall be entitled to make (i) a pro rata distribution of its Shares to its limited partners and (ii) a non pro rata distribution of its Shares to its general partner and its limited partners that are controlled by JLL Partners or its Affiliates, in each case, from time to time in its sole discretion, in accordance with applicable law and its limited partnership agreement.  Any such Shares distributed to JLL’s Affiliated Entities shall remain subject to the terms and conditions of this Agreement until such time as such Shares have been distributed or otherwise Transferred to entities which are not Affiliated Entities of JLL.  Notwithstanding anything to the contrary in this Agreement, the Partnership may distribute Shares held by the Partnership or Holdco Coop on behalf of the Partnership to its partners in accordance with applicable law and the Partnership Agreement, as such Shares become free of any applicable forfeiture or vesting restrictions.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01     Demand Registrations.

(a)          At any time after the expiration of the Lock-Up Period, each of JLL and DSM shall be entitled to make a written request of the Company (a “Demand”), for registration under the Securities Act of the applicable Registrable Securities held by JLL or its Affiliated Entities, on the one hand, or DSM or its Affiliated Entities, on the other hand (each, a “Demand Registration”).  The Shareholder making such Demand (the “Demanding Shareholder”) shall specify (i) the aggregate number of Registrable Securities held by it or its Affiliated Entities requested to be registered and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known.  Within three (3) Business Days of receipt of a Demand, the Company shall give written notice of such Demand to all other Shareholders, which notice shall include the material terms and conditions of the registration, to the extent then known; provided that, if such terms are not then known, the Demanding Shareholder shall promptly notify the Company and the other Shareholders when such information becomes available.  Subject to Section 5.01(f), the Company shall include in such registration all Registrable Securities with respect to which it has received a written request for inclusion therein (a “Demand Participation Notice”) within ten (10) Business Days (five (5) Business Days in the case of a short-form registration) after the receipt by such Shareholder of the Company’s notice required by this paragraph.  The Company shall not be required to file any registration statement covering Registrable Securities with an aggregate fair market value less than $50 million.  The Demanding Shareholder, together with all holders participating in any Demand Registration following notice thereof pursuant to this Section 5.01(a) are collectively referred to herein as the “Demanding Holders.”

(b)          Number of Demand Registrations.  JLL and DSM shall each be entitled to five (5) Demand Registrations.  Participation by JLL or DSM in a Demand Registration pursuant to a Demand Participation Notice (rather than as the Demanding Shareholder) shall not be counted as a Demand of such Shareholder.  The IPO shall not be counted as a Demand of either JLL or DSM.

(c)          Satisfaction of Obligations.  A registration in respect of a Demand shall not be treated as a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the SEC with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 5.02(c)), and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred eighty (180) days until such time as the Company is entitled to use a short form registration statement pursuant to the Securities Act, in which case such Demand Registration shall be maintained continuously effective for a period of three years or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement, subject in each case, to black-out periods or other restrictions imposed by the Company as required by applicable federal or state securities laws.

(d)          Availability of Short Form Registrations.  The Company shall use reasonable best efforts to comply with the requirements for use of short-form registrations for the sale of Registrable Securities under the Securities Act.

(e)          Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within ninety (90) days of the effective date of (A) a “firm commitment” underwritten registration in which all Shareholders were given “piggyback” rights pursuant to Section 5.02 or (B) any other Demand Registration.  In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on the Company or any of its Subsidiaries, any pending transaction involving the Company or any of its Subsidiaries, or any transaction then under consideration by the Company or any of its Subsidiaries.  In the event of a postponement by the Company of the filing or effectiveness or a registration statement in respect of a Demand, the Demanding Holders shall have the right to withdraw such Demand in accordance with Section 5.03.

(f)          Participation in Demand Registrations.  The Company shall not include any Equity Securities other than Registrable Securities in a Demand Registration, except with the written consent of the Demanding Shareholder(s).  If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter (which underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company, except that each Person selling securities in any secondary offering shall bear their proportionate share of any underwriter’s discounts, commissions and similar amounts)) selected by the Demanding Shareholder advises the Company and the Demanding Shareholder that, in its opinion, the inclusion of all the Registrable Securities sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the Demanding Shareholder are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i)     first, the number of Registrable Securities sought to be registered by each Demanding Holder, pro rata in proportion to the number of Registrable Securities sought to be registered by all such Demanding Holders; and

(ii)    second, and only if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by the Company and any other Person for which the Company is obligated to register securities pursuant to written contractual arrangements with such Person, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

(g)          Selection of Underwriters.  If the Demanding Shareholder requests that such Demand Registration be an underwritten offering, then the Demanding Shareholder shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to approval by the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided that JLL or DSM (whichever is not such Demanding Shareholder) shall be entitled to participate in all discussions relating thereto and shall be consulted prior to the making of any such selection by the Demanding Shareholder.

(h)          Other Registrations.  If the Company has received a Demand, and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its Equity Securities under the Securities Act (other than a registration relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including a registration on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Board in good faith.  Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.01(e).

Section 5.02     Piggyback Registrations.

(a)          Right to Piggyback.  Except with respect to the IPO and except to the extent provided in Section 5.01 with respect to Demand Registrations, and subject to the conditions set forth herein, whenever the Company proposes to register under the Securities Act any of its Equity Securities (other than a registration relating to the Company’s employee benefit plans or management incentive plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including a registration on Form S-4 or Form S-8 or any successor form) (a “Piggyback Registration”), the Company shall give all Shareholders holding Registrable Securities prompt written notice thereof (but not less than fifteen (15) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities.  Upon the written request of a Shareholder given within ten (10) Business Days of such Shareholder’s receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder and the intended method of distribution thereof), the Company shall, subject to Section 5.02(b), include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

(b)          Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (which shall be reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company, except that each Person selling securities in any secondary offering shall bear their proportionate share of any underwriter’s discounts, commissions and similar amounts)) advises the Company and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have securities registered thereunder pursuant to rights to demand other than pursuant to “piggyback” or other incidental or participatory registration rights (such demand rights being “Other Demand Rights” and such Persons being “Other Demanding Sellers”), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”) and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i)     if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith, shall have determined, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals or is less than the Maximum Piggyback Number, and (C) third, if the number of securities to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each Other Demanding Seller and all other proposed sellers, pro rata in proportion to the number of securities sought to be registered by all the Other Demanding Sellers and other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number; and

(ii)    if the Piggyback Registration is an offering other than a Primary Offering, then (A) first, such number of securities sought to be registered by the Company and each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by the Company and all such Other Demanding Sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals or is less than the Maximum Piggyback Number, and (C) third, if the number of securities to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number, the number of securities sought to be registered by all other proposed sellers, pro rata in proportion to the number of securities sought to be registered by all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number.

(c)          Withdrawal by the Company.  If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 5.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith as provided herein).  In the event that a Demanding Shareholder or any of its Affiliates is a Piggyback Seller, such Demanding Shareholder, by notice to the Company, may continue such registration as a Demand Registration.  The continuation of such registration shall be counted as a Demand for such Demanding Shareholder.

Section 5.03     Withdrawal Rights.  Any Shareholder that has notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of its Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least two (2) Business Days prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that, in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $50 million of aggregate market value as of such date, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.03, and within five (5) Business Days following the effectiveness of such notice, either the Company or the holders of a majority of the remaining Registrable Securities sought to be registered may, by written notices made to each holder of remaining Registrable Securities sought to be registered and the Company, elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such period of five (5) Business Days, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its reasonable best efforts to prevent, the effectiveness thereof.  Any registration statement withdrawn or not filed in accordance with (i) an election by the Company, (ii) an election by the holders of the majority of the Registrable Securities of Demanding Holders sought to be registered pursuant to a Demand Registration pursuant to Section 5.01(e), (iii) an election by the holders of the majority of the Registrable Securities of Demanding Holders sought to be registered pursuant to such Demand Registration prior to the effectiveness of the applicable Demand Registration Statement, (iv) in accordance with an election by the holders of the majority of the Registrable Securities of Demanding Holders sought to be registered pursuant to such Demand Registration subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company or any of its Subsidiaries or (v) an election by the holders of a majority of the remaining Registrable Securities sought to be registered following a withdrawal by other holders of Registrable Securities that reduces the number of Registrable Securities sought to be included in such registration below $50 million of aggregate market value, shall not, in each case, be counted as a Demand.

Section 5.04     Holdback Agreements.

(a)          Each Shareholder agrees not to effect any public or private sale or distribution of (including sales pursuant to Rule 144 (or any successor provision promulgated under the Securities Act) or any hedging or other derivatives transactions with respect to) Equity Securities of the Company during the ten (10) day period prior to the date which the Company intends, or in the case of a Demand Registration, the Demanding Holders intend, to commence a public offering pursuant to Section 5.01 or Section 5.02 hereof (as set forth in the notice thereof provided by the Company or the Demanding Holders, as applicable) through the ninety (90) day period immediately following the effective date of such public offering (except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto, or such shorter period of time included in any applicable lock-up agreement entered into relating to such public offering; provided, however, that the Shareholders shall not be obligated to comply with this Section 5.04 on more than one (1) occasion in any nine (9) month period.

(b)          If so requested (pursuant to a timely written notice) by the managing underwriter for any Piggyback Registration or Demand Registration, the Company shall not affect any public or private sale or distribution of (including any hedging or other derivatives transactions with respect to) Equity Securities of the Company during the ten (10) day period prior to the date which the Company intends, or in the case of a Demand Registration or a Piggyback Registration other than a Primary Offering, the Demanding Holders or other selling securityholders intend, to commence a public offering (as set forth in the notice thereof provided by the Demanding Holders or other securityholders) through the ninety (90) day period immediately following the effective date of any Demand Registration (except as part of such registration), or, if later, the date of any underwriting agreement with respect thereto.

Section 5.05     Registration Procedures.

(a)          Whenever the Shareholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to a Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.02(c)) shall use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall as expeditiously as possible:

(i)     prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use reasonable best efforts to cause such registration statement to become effective within one hundred twenty (120) days (thirty (30) days in the case of a short-form registration) of the date thereof;

(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than one hundred eighty (180) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) until such time as the Company is entitled to use a short form registration statement pursuant to the Securities Act, in which case such registration statement shall be maintained continuously effective for a period of three years (or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth therein), subject in each case, to black-out periods or other restrictions imposed by the Company as required by applicable federal or state securities laws, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

(iii)   before filing with the SEC any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding Shareholder (in the event of a Demand Registration), counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

(iv)   promptly (A) notify each seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other Governmental Entities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (B) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(v)     furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

(vi)    if requested by the managing underwriter or underwriters of any registration or by Demanding Holders holding a majority of the Registrable Securities sought to be registered by all the Demanding Holders pursuant to such Demand Registration, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Company in writing and request be included therein, including with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

(vii)   use its reasonable best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request, notify the holders of Registrable Securities sought to be registered when any registration or qualification has become effective under such securities or “blue sky” laws or any exemption therefrom has been obtained and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph, or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

(viii)  notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement (and prepare and file and cause to become effective a post-effective amendment to such registration statement) so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(ix)    cause all such Registrable Securities to be listed on the Applicable Securities Exchange;

(x)     make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement.  Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.  Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(xi)    use its reasonable best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and Rule 158;

(xii)   permit any Shareholder, which Shareholder, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and such holder’s counsel should be included;

(xiii)  use reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of outside counsel for the Company and (y) a comfort letter signed by the independent certified public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request;

(xiv)   take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

(xv)    use reasonable best efforts to have appropriate officers of the Company participate in “road shows” for any Demand Registration and analyst or investor presentations and such other selling or informational activities as are customary for transactions similar to the planned disposition of securities requested by the Demanding Holders or the managing underwriter for such offerings.

(b)          Underwriting.  Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to underwritten public offerings of common stock for the account of, or on behalf of, such issuers.  In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Shareholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder).  In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)          Return of Prospectuses.  Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.05(a)(viii), such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.  In the event that the Company shall give such notice, the period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.05(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 5.06     Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions), all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and all expenses related to “road shows”, including the cost of any aircraft chartered for such purpose (collectively, the “Registration Expenses”) shall be borne by the Company.  The Company shall bear the fees and expenses of one (1) firm of attorneys retained by the Demanding Shareholder in connection with a Demand Registration, and the fees and expenses (subject to a maximum amount of $50,000) of one (1) firm of attorneys retained by the Demanding Holders other than the Demanding Shareholder in connection with a Demand Registration.  Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any other counsel, or any of the accountants, agents or experts retained by the Shareholders in connection with the sale of Registrable Securities or any underwriting discounts or commissions payable by the Shareholders in respect of the sale of their Registrable Securities.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit or quarterly review and the expense of any liability insurance) and, except as otherwise provided in this Section 5.06, the expenses and fees for listing the securities to be registered on the Applicable Securities Exchange.

Section 5.07     Indemnification.

(a)          By the Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, such holder’s officers, directors, managers, partners, shareholders, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such other indemnified Person against all losses, claims, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, free writing prospectus or preliminary prospectus or any amendment thereof or supplement thereto; (ii) any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by or on behalf of such holder expressly for use therein; or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company.  In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

(b)          By Shareholders.  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Company in writing information regarding such holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify, on a several and not joint basis, the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, free writing prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder and such information was actually used by the Company in a prospectus or amendment or supplement thereto and such untrue statement or omission was not corrected in writing prior to use in such registration statement, prospectus or preliminary prospectus; provided, however, that no holder of Registrable Securities shall be liable to the Company in excess of the net proceeds received by such holder from the sale of its Registrable Securities.

(c)          Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been prejudiced by such failure to provide such notice.

(d)          Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)          Survival.  The indemnification obligations of the Company and the Shareholders selling Registrable Securities under this Section 5.07 shall survive until the first anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f)          Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by a pro rata or per capita allocation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Shareholder shall be required to make a contribution in excess of the net proceeds received by such Shareholder from the sale of Registrable Securities.

ARTICLE VI

CERTAIN OTHER AGREEMENTS

Section 6.01     [Reserved].

Section 6.02     Conflicts; Privilege.  Each of the parties hereto acknowledges that (a) the Company, JLL and certain of their Affiliates retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to act as counsel to the Company, JLL and certain of their Affiliates in connection with the transactions contemplated hereby, Skadden has not acted as counsel for any other Person in connection with the transactions contemplated hereby, and no other Person has the status of a client of Skadden for conflict of interest or any other purposes in connection with such transactions; and (b) DSM and certain of its Affiliates have retained Latham & Watkins LLP (“Latham & Watkins”) to act as counsel to DSM and its Affiliates in connection with the transactions contemplated hereby, Latham & Watkins has not acted as counsel for any other Person in connection with the transactions contemplated hereby, and no other Person has the status of a client of Latham & Watkins for conflict of interest or any other purposes in connection with such transactions.  Each of the parties hereto further acknowledges that after the Effective Date, Skadden may act as counsel to the Company or its Subsidiaries in connection with matters arising out of or related to this Agreement, the transactions contemplated hereby and the business activities of the Company and its Subsidiaries and that neither Skadden’s prior representation of the Company, JLL and certain of their Affiliates shall be deemed to be a disabling conflict with respect to such representation.  Each of the parties hereto hereby waives any conflict of interest resulting from the foregoing.  The parties hereto further agree that, as to all communications, whether written or electronic, (i) among Skadden, JLL, the Company or any of their respective Affiliates, and all of their files, attorney notes, drafts or other documents, that relate in any way to the transactions contemplated by this Agreement, that predate the Effective Date and that are protected by the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege, such protections belong to JLL Partners and may be controlled by JLL Partners and shall not pass to or be claimed by the Company or any of its respective Affiliates; and (ii) among Latham & Watkins, DSM or any of their respective Affiliates, and all of their files, attorney notes, drafts or other documents, that relate in any way to the transactions contemplated by this Agreement, that predate the Effective Date and that are protected by the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege, such protections belong to DSM and may be controlled by DSM and shall not pass to or be claimed by the Company or any of its respective Affiliates.  The parties agree to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 6.02.  The parties further agree that Skadden and Latham & Watkins and their respective partners and employees are third party beneficiaries of this Section 6.02.

Section 6.03     Corporate Opportunities.  Subject to applicable law in each case:

(a)          Certain Acknowledgments.  In recognition and anticipation that:  (i) partners, principals, directors, officers, members, managers and employees of JLL, DSM and their respective Affiliates (collectively, the “Corporate Opportunity Entities”) may serve as directors or officers of the Company and its Subsidiaries, (ii) the Corporate Opportunity Entities may engage in the same or similar activities or related lines of business as those in which the Company or its Subsidiaries, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company or its Subsidiaries, directly or indirectly, may engage, and (iii) the Company and its Subsidiaries may engage in material business transactions with the Corporate Opportunity Entities and that the Company and its Subsidiaries are expected to benefit therefrom, the provisions of this Section 6.03 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries as they may involve the Corporate Opportunity Entities and their partners, principals, directors, officers, members, managers and employees and the powers, rights, duties and liabilities of the Company, the Company’s Subsidiaries and their respective officers, directors, members, managers and shareholders in connection therewith.

(b)          Competition and Corporate Opportunities.  Without limiting or otherwise affecting what may otherwise be provided in any written agreement between a Corporate Opportunity Entity and the Company or one or more of its Subsidiaries (it being understood that no such agreement exists as of the date hereof between DSM or JLL, on the one hand, and the Company or any of its Subsidiaries, on the other hand), the Corporate Opportunity Entities shall not have any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Company or its Subsidiaries.  In the event that any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for itself and the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries shall, except as otherwise provided in Section 6.03(c) below, have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity shall not have any duty to communicate or offer such corporate opportunity to the Company or any of its Subsidiaries and, without limiting or otherwise affecting what may otherwise be provided in any written agreement between a Corporate Opportunity Entity and the Company or one or more of its Subsidiaries, may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another Person, including one of its Affiliates.

(c)          Allocation of Corporate Opportunities.  In the event that a director of the Company or any of its Subsidiaries who is also a partner, principal, director, officer, member, manager or employee of a Corporate Opportunity Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries and any Corporate Opportunity Entity, neither the Company nor any of its Subsidiaries shall have any expectancy in such corporate opportunity, unless such corporate opportunity is expressly offered to such person in his or her capacity as a director of the Company or as a director of such Company Subsidiary.

(d)          Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Section 6.03, a corporate opportunity shall not be deemed to belong to the Company or any of its Subsidiaries if it is a business opportunity that the Company and its Subsidiaries are not financially able or contractually permitted or legally able to undertake, or that is, by its nature, not in the line of business of the Company and its Subsidiaries or is of no practical advantage to the Company and its Subsidiaries or is one in which the Company and its Subsidiaries have no interest or reasonable expectancy; provided that the determination of whether any corporate opportunity belongs to the Company or any of its Subsidiaries shall be made by the members of the Board who were not designated by the Corporate Opportunity Entity that acquired knowledge of such corporate opportunity or any of such Corporate Opportunity Entity’s Affiliates.

(e)          For purposes of this Section 6.03, no member of senior management of the Company or any of its Subsidiaries shall be considered an affiliate of JLL or DSM as a result of his or her involvement in any way with the Company or any of its Subsidiaries or by virtue of holding equity in JLL, DSM or the Partnership.

ARTICLE VII

MISCELLANEOUS

Section 7.01     Specific Performance.  Each of the parties acknowledges and agrees that in the event of any breach or threatened breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  The parties hereby agree that in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court set forth in Section 7.05.

Section 7.02     Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 7.03     Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof).  Any such notice shall be effective upon receipt, if personally delivered, or telecopied, or one (1) day after delivery to a courier for next-day delivery.

If to the Company, to:

Patheon N.V.
111 Speen St, Suite 550
Framingham, Massachusetts 01701
Attention:  Eric Sherbet, General Counsel and Secretary

and:

JLL Partners, Inc.
450 Lexington Avenue, 31st Floor
New York, New York  10017
Attention:  Dan Agroskin
Facsimile: (212) 286-8626

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
920 North King Street
Wilmington, Delaware  19801
Attention:  Robert B. Pincus
Facsimile:  (302) 434-3090

If to any Shareholder:

To the address(es) set forth below such Shareholder’s name on Schedule I attached hereto.

Section 7.04     Applicable Law.  The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 7.05     Jurisdiction; Service of Process.  JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF), SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (THE ”DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (COLLECTIVELY, THE “CHOSEN COURTS”).  NO PARTY HERETO SHALL BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY JURISDICTION, VENUE OR OTHER FORUM OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING.  THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.  DELIVERY OF ANY PROCESS REQUIRED BY ANY SUCH CHOSEN COURT IN ACCORDANCE WITH SECTION 7.03 SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST EACH PARTY HERETO, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

Section 7.06     Waiver of Jury Trial

.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.07     Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 7.08     Successors; Assigns.  The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Neither this Agreement nor the rights or obligations of any Shareholder hereunder may be assigned, except in connection with the Transfer of Equity Securities of the Company by a Shareholder in accordance with Section 4.01, but subject to the limitations and requirements contained therein and in Section 4.02.  Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 7.09     Amendments.  This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the holders of more than fifty percent (50%) of the Equity Securities of the Company then owned by the Shareholders and their respective Affiliated Entities; provided, however, that, (a) for so long as JLL and its Affiliated Entities own any Registrable Securities, no amendment, modification, or supplement to this Agreement shall be effective without the approval of JLL; and (b) so long as DSM and its Affiliated Entities own any Registrable Securities, no amendment, modification, or supplement to this Agreement shall be effective without the approval of DSM.

Section 7.10     Waiver.  Any waiver (express or implied) of any default or breach of this Agreement must be in writing and shall not constitute a waiver of any other or subsequent default or breach.

Section 7.11     Proxy; Further Assurances.  Subject to the provisions of the Articles of Association, if any Shareholder fails or refuses to vote that Shareholder’s Shares as required pursuant to Article III of this Agreement, then, without further action by such Shareholder, the General Counsel of the Company shall have an irrevocable proxy coupled with an interest to vote such Shareholder’s Shares in accordance with Article III of this Agreement, and each Shareholder, upon such failure or refusal to vote, hereby grants to the General Counsel of the Company such irrevocable proxy coupled with an interest.  In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that the other Shareholder determines to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 7.12     Recapitalization; After Acquired Securities.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Shareholders or combination of the Shares or any other change in the Company’s capital structure, appropriate adjustments shall be made to the terms hereof, if necessary, to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.  Each Shareholder agrees that, except as otherwise provided herein, all of the provisions of this Agreement shall apply to all of the Shares owned beneficially or of record by such Shareholder (and its Affiliates) as of the Effective Date and all Shares that are acquired (beneficially or of record) by such Shareholder (or any of its Affiliates) after the Effective Date.

Section 7.13     Term.  This Agreement shall terminate automatically if the Effective Date does not occur prior to December 31, 2016.  This Agreement shall terminate on the date that neither JLL nor its Affiliated Entities, on the one hand, and neither DSM nor its Affiliated Entities, on the other hand, owns any Registrable Securities; provided, however, that to the extent that any Demand Registration or Piggyback Registration has commenced as of such time, this Agreement shall remain in effect until the termination or expiration of the Demand Registration or Piggyback Registration, as the case may be, and the Shareholders’ obligations pursuant to Section 5.04 hereof shall continue until ninety (90) days following the effectiveness of the registration statement related thereto.  From and after the date of the termination of this Agreement in accordance with the foregoing, each Shareholder shall no longer be bound by any obligations, or be entitled to any benefits, under this Agreement (other than those of its rights that have accrued prior to such date or that arise thereafter under Section 5.07 or this Article VII).

Section 7.14     Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means such as portable document format (.pdf)), each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 7.15     Code of Conduct.  As of the Effective Date, the Company shall have adopted a code of business conduct that is substantially consistent with DSM’s Code of Business Conduct in effect on the date of this Agreement.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Shareholders’ Agreement as of the date first above written.

PATHEON N.V.

By:	/s/ Daniel Agroskin
Name:	Daniel Agroskin
Title:	Director

JLL PATHEON CO-INVESTMENT FUND, L.P.

By its general partner,
JLL Associates V (Patheon), L.P.

By its general partner,
JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul Levy
Name:	Paul S. Levy
Title:	Managing Director

KONINKLIJKE DSM N.V.

By:	/s/ Michael Wahl
Name:	Michael Wahl
Title:

By:	/s/ Hugh Welsh
Name:	Hugh C. Welsh
Title:

JLL/DELTA PATHEON HOLDINGS, L.P.

By: JLL/Delta Patheon GP, Ltd., its General Partner

By:	/s/ Daniel Agroskin
Name:	Daniel Agroskin
Title:	President

PATHEON HOLDCO COÖPERATIEF U.A.

By:	/s/ Daniel Agroskin
Name:	Daniel Agroskin
Title:	Director

By:	/s/ Eric Sherbet
Name:	Eric Sherbet
Title:	Director

JLL ASSOCIATES V (PATHEON), L.P.

By its general partner,
JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul Levy
Name:	Paul S. Levy
Title:	Managing Director

JLL PARTNERS FUND V (NEW PATHEON), L.P.

By its general partner,
JLL Associates V (New Patheon), L.P.

By its general partner,
JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul Levy
Name:	Paul S. Levy
Title:	Managing Director

JLL PARTNERS FUND VI (PATHEON), L.P.

By its general partner,
JLL Associates VI (Patheon), L.P.

By its general partner,
JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul Levy
Name:	Paul S. Levy
Title:	Managing Director